Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS
Charles D. Christy	Kristine D. Brenner
EVP & Chief Financial Officer	Director of Investor Relations
(810) 237-4200	(810) 257-2506
charlie.christy@citizensbanking.com	kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC BANCORP ISSUES $300 MILLION IN PREFERRED STOCK
TO THE U.S. TREASURY THROUGH THE CAPITAL PURCHASE PROGRAM
FLINT, Mich., December 15, 2008 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced today that on December 12, 2008 it issued 300,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (“preferred stock”) to the U.S. Department of the Treasury (“Treasury) as part of the Treasury’s Capital Purchase Program. The aggregate value of transaction is $300 million. In addition, Citizens issued a ten-year warrant to the Treasury to purchase up to 17,578,125 shares of Citizens’ common stock, no par value, at an exercise price of $2.56 per share. The preferred stock and warrants will be treated as additions to Citizens’ regulatory Tier 1 and Total capital and will increase Citizens’ already strong Tier 1 capital ratio from 10.88% at September 30, 2008 to approximately 13.85% on a pro forma basis.
“We are pleased to participate in this program and believe it represents a vote of confidence in Citizens. The additional capital gives us flexibility to continue to support our customers’ borrowing needs in this demanding economic environment and to continue to support growth in the communities we serve,” said William R. Hartman, chairman, president and chief executive officer.
The preferred stock has no par value, will carry a liquidation price of $1,000 per share, and will pay cumulative dividends at a rate of 5% per year for the first five years and 9% per year thereafter. Citizens cannot redeem the preferred securities during the first three years after issuance except with the proceeds from a “qualified equity offering.” Any redemption, either before three years or thereafter, will be at the liquidation price and will require Federal Reserve approval.
Corporate Profile
Citizens Republic Bancorp is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana as Citizens Bank and in Iowa as F&M Bank, with 233 offices and 264 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and the 43rd largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
Safe Harbor Statement
Discussions and statements in this release that are not statements of historical fact, including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” including without limitation future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts, are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.
Factors and other risks and uncertainties that could cause the actual results to differ are detailed from time to time in Citizens’ filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows and financial position. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
###